UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒		Filed by a Party other than the Registrant ☐
☐		Preliminary Proxy Statement
☐		Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐		Definitive Proxy Statement
☒		Definitive Additional Materials
☐		Soliciting Material Pursuant to Section 240.14a-12
AMERICAN REALTY CAPITAL GLOBAL TRUST II, INC.
(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Explanatory Note

The following is a transcript of a recorded message from American Realty Capital Global Trust II, Inc. (the “Company”). The message is being communicated by automated telephone calls to the Company’s stockholders commencing on November 15, 2016.

“Hi, this is Scott Bowman, President and Chief Executive Officer of American Realty Capital Global Trust II.

I’m calling to let you know about a special meeting of Global II stockholders being held on December 20th to approve a merger with Global Net Lease, Inc. a publicly traded real estate investment trust.

As a stockholder, your participation in this important vote is needed.

You will receive a joint proxy statement/prospectus related to the proposed merger and special meeting over the coming week.  The materials will include instructions on how to easily vote your shares by mail, over the phone or online.

We invite you to participate in one or more of our upcoming web based presentations on the proposed merger. The first of these webcasts is scheduled for Friday November 18th at 3:00 pm eastern.

You may find a schedule of upcoming webcasts at www.arcglobaltrust2.com

After reviewing the proxy materials, you may contact Broadridge Investor Communication Solutions at 855-928-4487 for help with voting your shares.

Your early vote on this matter is greatly appreciated.

INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. THESE MATERIALS ARE AVAILABLE FREE OF CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV, AT WWW.GLOBALNETLEASE.COM OR AT WWW.ARCGLOBALTRUST2.COM.

Thank you.”